                                                                    Exhibit 10.1

                          THIRD AMENDMENT TO AMENDED
                         AND RESTATED CREDIT AGREEMENT

     THIS THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment") is dated as of June 30, 2000 by and among TREX COMPANY, LLC , a Delaware limited liability company ("Borrower"), TREX COMPANY, INC., a Delaware corporation ("Guarantor") and FIRST UNION NATIONAL BANK, a national banking association ("Bank").

                                   RECITALS

     A. Borrower, Guarantor and Bank are parties to that certain Amended and Restated Credit Agreement dated as of August 3, 1999, as amended by that certain First Amendment to Amended and Restated Credit Agreement dated as of December 15, 1999 and that certain Second Amendment to Amended and Restated Credit Agreement dated as of April 27, 2000 (the "Credit Agreement").

     B. Borrower, Guarantor and Bank have agreed to amend the Credit Agreement by, among other things, increasing the Revolving Commitment and terminating the commitment to make Term Loans.

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the mutual covenants herein and for Ten Dollars and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

     1.  Incorporation of Recitals.  The Recitals set forth above are
         -------------------------
incorporated herein by this reference as if fully set forth in the text of this Amendment.

     2.  Definitions.  Capitalized terms used in this Amendment and not
         -----------
otherwise defined herein shall have the meanings set forth in the Credit Agreement.

     3.  Amendment.
         ---------

          a. The definition of "Revolving Commitment" in the Definitions Appendix to the Credit Agreement is hereby deleted in its entirety and the following new definition is substituted therefor:

               "Revolving Commitment" means $50,000,000.00

          b. The following definitions are hereby added to the Definitions Appendix to the Credit Agreement:

               "Consolidated EBITDA" means, for any period, the sum of (i) Consolidated Net Income for such period, plus (ii) an amount which, in the determination of Consolidated Net Income for such period, has been deducted for (A) interest expense, (B) total federal, state, local and foreign income, value added and similar taxes and (C) depreciation and amortization expense.

               "Consolidated Net Income" means, for any period, net income after taxes for such period of the Borrower and its Consolidated Subsidiaries.

               "Operating Lease" means any lease of any Property which is not a Capital Lease.

               "Property" means any interest in any kind of property or asset, whether real, personal, mixed, or tangible or intangible.

          c. Immediately upon the effectiveness of this Amendment, the Borrower shall use the proceeds of a Revolving Loan to pay in full the principal amount of the Term Loans and all interest and other fees and charges accrued in connection therewith. The Bank's commitment to make Term Loans is hereby terminated.

          d. Section 2.06 of the Credit Agreement is hereby deleted in its entirety and the following new Section 2.06 is substituted therefor:

               Section 2.06  Unused Commitment Fee.  The Borrower shall pay to
                             ---------------------
               the Bank an unused commitment fee (the "Commitment Fee") for each day at a rate per annum equal to the product of (i) 15 basis points multiplied by (ii) the excess of the Revolving Commitment over the aggregate amount of the Revolving Loans on such day. Such unused commitment fee shall accrue from and including the Effective Date to but excluding the Termination Date (or earlier date of termination of the Revolving Commitment in its entirety) and shall be payable quarterly in arrears on each Quarterly Date and on the Termination Date.

          e. Section 2.07 (a) of the Credit Agreement is hereby deleted in its entirety and the following new Section 2.07(a) is substituted therefor:

               Section 2.07  Adjustments of Commitment
                             -------------------------

               (a) Optional Termination or Reductions of Revolving Commitment.
                   ----------------------------------------------------------
               The Borrower may, upon at least three Business Days' notice to the Bank, (i) terminate the Revolving Commitment at any time, if no Revolving Loans are outstanding at such time or (ii) reduce from time to time the amount of the Revolving Commitment in excess of the aggregate outstanding principal amount of the Revolving Loans, provided, however, that such reductions shall be in increments of $5,000,000 and shall be made no more frequently than twice during any calendar year. If the Revolving Commitment is terminated in its entirety, all accrued fees shall be payable on the effective date of such termination.

          f. Section 6.09 of the Credit Agreement is hereby deleted in its entirety and the following new Section 6.09 is substituted therefor:

               Section 6.09 Restriction of Liens.  The Borrower will not, and
                            --------------------
               will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any Property or proceeds thereof, or sell any Property or proceeds thereof subject to an understanding or agreement, contingent or otherwise, to repurchase such Property or proceeds thereof (including sales of accounts receivable or notes with recourse to the Borrower or any of its Subsidiaries) or assign any right to receive income, or file or permit the filing of any financial statement under the Uniform Commercial Code as in effect in any applicable jurisdiction or any other similar notice of Lien under any similar recording or notice statute; provided that the provisions of this Section 6.09 shall not prevent the creation, incurrence, assumption or existence of the following (with such Liens described below being herein referred to as "Permitted Liens").

                    (i) Liens created by existing Loan Documents;

                    (ii) Liens existing as of June 30, 2000 and set forth in
               Schedule 6.09;

                    (iii) Liens on real property securing debt incurred to finance the acquisition of such real property or the construction of improvements to such real property;

                    (iv)  Operating Leases;

                    (v) Purchase money security interest created in the ordinary course of business;

                    (vi) Liens for taxes not yet due or Liens for taxes being
               contested in good faith and by appropriate proceedings for which adequate reserves (in good faith judgment of the management of the Borrower) have been established; and

                    (vii) Liens imposed by law securing the charges, claims, demands or levies of carriers, warehouseman, mechanics and other like persons which were incurred in the ordinary course of business which (A) do not in the aggregate materially detract from the value of the property orassets subject to such Lien or materially impair the use thereof in the operation of the business of the Borrower or any Subsidiary or (B) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to such lien.

                  Section 6.18 of the Credit Agreement is hereby deleted in its entirety and the following new Section 6.18 is substituted therefor:

               Section 6.18 Funded Debt Coverage Ratio.  The Borrower will not,
                            --------------------------
               as of the end of any fiscal quarter ending on or after June 30, 2000, permit the ratio of (i) the Debt of the Borrower and its Consolidated Subsidiaries as of the end of such fiscal quarter, to (ii) Consolidated EBITDA for the four quarter period ended as of the end of such fiscal quarter, to be more than 2.0:1.0.

     4.  Representations and Warranties.  Each of Borrower and Guarantor hereby
         ------------------------------
confirms to Bank that all representations and warranties of Borrower and Guarantor contained in the Credit Agreement are true and correct as if made on the date hereof.

     5.  Effectiveness.  This Amendment shall be and become effective as of the
         -------------
date hereof when all of the conditions set forth below in this paragraph 5 shall have been satisfied:

                  The Bank shall have received this Amendment, duly executed by the Borrower and the Guarantor.

                  All fees and expenses of the Bank in connection with this Amendment, including legal fees and expenses incurred on or prior to the date of this Amendment, shall have been paid by the Borrower.

                  The Bank shall have received an opinion of counsel for the Borrower and the Guarantor in form satisfactory to the Bank.

     6.  Full Force and Effect.  Except as specifically set forth herein, all
         ---------------------
terms and conditions of the Credit Agreement and the other Loan Documents shall remain unchanged and in full force and effect.

     7.  Binding Effect.  Each of the Borrower and Guarantor hereby reaffirms
         --------------
its covenant and agreement to perform, comply with and be bound by each and every one of the terms and provisions of the Credit Agreement, as modified by this Amendment.

     8.  Acknowledgment; No Novation.  Borrower, Guarantor and Bank agree that
         ---------------------------
this Amendment shall not constitute a novation of the indebtedness evidence by the Term Note or any of the other Obligations.

     9.  Successor and Assigns.  This Amendment shall be binding upon and shall
         ---------------------
inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and assigns.

    10.  Severability.  In any case any one or more of the provisions contained
          ------------
in this Amendment shall be invalid, illegal or unenforceable, the validity and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

    11.  Counterparts.  This Amendment may be executed by the parties hereto in
         ------------
two counterparts, each of which shall be deemed an original and both of which shall constitute together but one and the same agreement.

     The undersigned have caused this Amendment to be executed in the names and under the seals of the undersigned, with the intent that this be a sealed instrument.

                                    BORROWER:

                                    TREX COMPANY, LLC, a Delaware limited
                                    liability company


                                    By: /s/ Robert G. Matheny (SEAL)
                                        ----------------------------
                                         Robert G. Matheny
                                         President


                                    GUARANTOR:

                                    TREX COMPANY, INC., a Delaware corporation


                                    By: /s/  Robert G. Matheny (SEAL)
                                        ----------------------------
                                         President


                                    BANK:

                                    FIRST UNION NATIONAL BANK, a national
                                    banking association


                                    By: /s/ B. Scott Arthur  (SEAL)
                                        ---------------------------
                                         B. Scott Arthur
                                         Vice President